Exhibit 99.1

                               INTEGON CORPORATION

                             1992 STOCK OPTION PLAN



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                                TABLE OF CONTENTS


                                                                 Page

SECTION 1.  PURPOSE...............................................1

SECTION 2.  ELIGIBILITY...........................................1

SECTION 3.  ADMINISTRATION........................................1
         3.1      The Committee...................................1
         3.2      Committee Authority.............................2
         3.3      Binding Determinations..........................3
         3.4      Delegation of Committee Authority...............3

SECTION 4.  STOCK SUBJECT TO PLAN.................................3
         4.1      Shares Available for Awards.....................3
         4.2      Adjustments upon Certain Changes................4
         4.3      Reorganization Events...........................4

SECTION 5.  AWARDS UNDER THE PLAN.................................6
         5.1      Stock Options...................................6
         5.2      Non-Qualified Options...........................6
         5.3      Terms and Conditions............................6

SECTION 6.  WITHHOLDING TAXES; RIGHT TO OFFSET...................10

SECTION 7.  PLAN AMENDMENTS AND TERMINATION......................11

SECTION 8.  MISCELLANEOUS........................................11
         8.1      Listing, Registration and Legal Compliance.....11
         8.2      Right of Discharge Reserved....................13
         8.3      Non-Uniform Determinations.....................13
         8.4      Other Payments or Awards.......................13

SECTION 9.  EXCULPATION OF COMPANY, ETC..........................14

SECTION 10.  GOVERNING LAW.......................................15

SECTION 11.  NOTICES.............................................15

SECTION 12.  SECTION HEADINGS....................................16

SECTION 13.  EFFECTIVE DATE......................................16


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                               INTEGON CORPORATION
                             1992 STOCK OPTION PLAN


         SECTION 1. PURPOSE. Integon Corporation, a Delaware corporation (the "Company"), hereby adopts the Integon Corporation 1992 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide an incentive to the Participants
(i) to join and/or remain in the employment or service of the Company or its Affiliates (as defined below), (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a financial interest in the success of the Company. For purposes of the Plan, an "Affiliate" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest.
         SECTION 2. ELIGIBILITY. Officers and employees of the Company or of its Affiliates are eligible to be granted awards under the Plan. Directors on the Company's Board of Directors (the "Board") who are also officers or employees of the Company or any Affiliate are eligible to be granted awards under the Plan. The persons to whom awards will be granted under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible (a "Participant" or the "Participants").
         SECTION 3.  ADMINISTRATION.
         3.1 The Committee. The Plan shall be administered by the Compensation/Stock Option Committee of the Board or such other committee of directors as the Board shall designate (the



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"Committee"), which shall consist of two or more directors, each of whom is a
"disinterested person" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule ("Rule 16b-3")). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board, and any vacancy on the Committee may be filled only by the Board.
         3.2 Committee Authority. Subject to the limitations of the Plan, the Committee shall have the sole authority: to interpret the Plan and any award granted under the Plan; to adopt, amend and rescind such administrative rules, regulations, guidelines and practices relating to the Plan as it shall deem advisable; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority to:
                  (a) select the persons to whom awards will be granted from the eligible officers and employees of the Company and its Affiliates;
                  (b) grant awards in such amounts as it shall determine for shares of common stock, par value $.01 per share, of the Company and any other shares into which such stock shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with Section 4 of the Plan (the "Stock");


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                  (c)  impose such terms, conditions, limitations and
restrictions upon such awards as it may determine, and to determine whether the terms and conditions of awards are satisfied; and
                  (d) deliver the consideration stated in Section 4.3 upon a Reorganization Event (as defined herein).
         3.3 Binding Determinations. The Committee's determinations on matters within its authority relating to the Plan shall be conclusive and binding on the Company, its Affiliates and all persons, including the Participants.
         3.4 Delegation of Committee Authority. The Committee may, from time to time, delegate to one or more officers of the Company, as it deems appropriate, its administrative authority granted hereunder, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3.
         SECTION 4.  STOCK SUBJECT TO PLAN.
         4.1 Shares Available for Awards. Subject to Section 4.2 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Stock with respect to which options may be granted under the Plan shall be equal to the excess (if any) of (i) 1,430,000 shares, over (ii) the sum of (A) the number of shares subject to outstanding options granted under the Plan, and (B) the number of shares previously transferred pursuant to the exercise of options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by options granted under the Plan which expire or terminate for any reason whatsoever shall again become available

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for awards under the Plan. Shares of stock that shall be transferable pursuant to the exercise of options granted under the Plan shall be authorized and unissued or treasury shares of the Stock. Without limiting the generality of the preceding provisions of this Section 4.1, the Committee may, but solely with the Participant's consent, agree to cancel any award of options under the Plan and issue a new award in substitution therefor, provided that the award as so substituted shall satisfy all of the requirements of the Plan as of the date such new award is made.
         4.2 Adjustments upon Certain Changes. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company's corporate structure affecting the stock, the Committee may, in its sole discretion, substitute or adjust as it determines to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan: (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number of shares of stock subject to outstanding awards and (iii) the amount to be paid by Participants or the Company, as the case may be, with respect to any outstanding awards.
         4.3 Reorganization Events. In the event (i) that the Company is merged or consolidated with another corporation and (A) the Company shall not be the surviving corporation or (B) the Company


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shall be the surviving corporation and there shall be any change in the shares of Stock by reason of such merger or consolidation, (ii) that all or substantially all of the assets of the Company are acquired by another person, or (iii) of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then
(i) unless otherwise determined by the Committee, the Committee shall advance the dates upon which any or all outstanding stock options awarded under the Plan shall become fully exercisable and vested, and (ii) the Committee may, in its sole discretion, take any or all of the following actions:
                  (a) by written notice to each Participant, provide that his outstanding stock options shall be terminated unless exercised within 30 days (or such longer period of time as the Committee shall determine in its discretion) after the date of such notice; and
                  (b) deliver upon the exercise of a stock option (or any portion thereof), in lieu of or in addition to the number of shares of stock theretofore deliverable, as appropriate, the number of shares of stock, other securities, cash or property to which the holder of the number of shares of Stock which would otherwise have been deliverable upon the exercise of such option (or such portion thereof) would have been entitled at the time of such Reorganization Event.

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         Whenever deemed appropriate by the Committee, any action referred to in this Section 4.3 may be made conditional upon the consummation of the applicable Reorganization Event.
         SECTION 5.  AWARDS UNDER THE PLAN.
         5.1 Stock Options. Awards under the Plan shall be in the form of stock options ("Stock Options") for shares of Stock.
         5.2 Non-Qualified Options. The Stock Options awarded under the Plan shall be non-qualified stock options which are not intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereof.
         5.3 Terms and Conditions. Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:
                  (a) Option Agreements. Each award of a Stock Option shall be evidenced by a written agreement executed by the Participant to whom such award is granted and containing such terms and conditions as the Committee may determine from time to time.
                  (b) Option Price. The purchase price of Stock under each Stock Option ("Option Price") shall be determined by the Committee, and in any event, shall not be less than 100% of the fair market value of the Stock on the date the Stock Option is granted; provided, however, that the Option Price of Stock Options granted contemporaneously with the initial public offering of at least 6,500,000 shares of Common Stock shall be set at a price per


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share equal to the initial public offering price per share of Common Stock. For purposes of the Plan, the term "fair market value" shall mean the closing sale price of the Stock on the New York Stock Exchange on the relevant date.
                  (c) Option Term. The term of each Stock Option shall be fixed by the Committee, but shall not be longer than 10 years after the date such Stock Option is granted.
                  (d) Exercisability; Vesting. To the extent required to comply with Rule 16b-3, no Option shall be exercisable within the first six months of its term, unless death or Disability (as defined below) of the Participant occurs during such period. Except as otherwise determined by the Committee, Stock Options shall become cumulatively exercisable in 20 percent increments on each anniversary date from the date of grant and shall become fully (100%) exercisable on and after the fifth anniversary from the date of grant.
                  (e) Method of Exercise. Stock Options may be exercised in whole or in part at any time and from time to time during the option period by giving written notice of exercise to the Company, in such form and manner as the Committee may require, and by specifying the number of shares of Stock to be purchased accompanied by full payment of the Option Price. Such payment shall be made in cash, or if so permitted by the Committee, by delivery of shares of Stock already owned by the Participant, or in such other manner as may be determined by the Committee.

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                  (f) No Stockholder Rights. A Participant shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the Committee has received the Participant's written notice of exercise and payment in full for such shares.
                  (g) Non-Transferability. No Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. During the Participant's lifetime, Stock Options shall be exercisable only by the Participant.
                  (h) Termination of Employment or Service. Stock Options which remain outstanding on the date of a Participant's termination of employment or service with the Company and all Affiliates shall cease to be exercisable and shall terminate on the date of such Participant's termination, except as otherwise provided in this Section 5.3(h). To the extent permitted under Rule 16b-3, notwithstanding the option term fixed pursuant to Section 5.3(c) of the Plan, all outstanding Stock Options on the date of a Participant's termination of employment or service with the Company and all Affiliates by reason of Disability or Retirement (as such terms are defined below) or death shall remain or become exercisable in accordance with the terms of such Stock Options by the Participant (or the Participant's legal representative or designated beneficiary, in the case of the Participant's death) for an additional period of up to one year after the date of such Participant's termination (but not beyond the original expiration date of such Stock Options). If a Participant's employment or

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service with the Company and all Affiliates terminates for any other reason, including by reason of voluntary or involuntary termination (other than termination for "Cause," as defined below), all outstanding Stock Options shall remain exercisable to the same extent as they were exercisable on the date of the Participant's termination for a period of up to 90 days after the Participant's termination (but not beyond the original expiration date of such Stock Options), provided, however, that unless otherwise determined by the Committee, all outstanding options granted to a Participant shall vest upon such Participant's involuntary termination (other than for Cause) within one year following a Change in Control. A "Change in Control" shall be deemed to occur on the date of a sale of all or substantially all the assets of the Company or of a majority of the Stock to a person or entity which is not a stockholder of the Company as of the effective date of the Plan and which person or entity is not controlled by, controlling, or under common control with, any such stockholder. All outstanding Stock Options, whether or not vested, granted to a Participant whose employment or service is terminated for Cause shall cease to be exercisable and shall be forfeited upon such Participant's termination. "Disability" shall mean, with respect to any Participant, a good-faith determination by the Committee that as a result of mental, emotional or physical impairment, such Participant is no longer capable of performing the ordinary duties of his employment or service. "Retirement" shall mean, with respect to any Participant, the termination of employment or


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service with the Company or any Affiliate at or after age 65, or at any earlier date with the consent of the Company. "Cause" shall mean, with respect to any Participant, if (i) the Participant habitually neglects or refuses to perform his duties, except pursuant to a Disability; or (ii) the Participant commits an act constituting a felony. The foregoing provisions of this Section 5.3(h) may be varied as determined by the Committee in the applicable option agreement.
                  (i) Bankruptcy of Participant. If a Participant files a voluntary petition under any bankruptcy, insolvency or similar law or if an involuntary petition is filed under any such law against a Participant, the Committee, in its sole discretion, within 90 days following the date on which the Company receives notice of such filing, may (but shall not be obligated to) determine the extent to which any outstanding Stock Options granted to the Participant shall cease to be exercisable.
         SECTION 6. WITHHOLDING TAXES; RIGHT TO OFFSET. The Company shall be entitled to require as a condition of delivery of any shares of Stock upon exercise of an option that the Participant remit an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements related thereto (if any) and any or all indebtedness or other obligation of the Participant to the Company or any of its Affiliates. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may irrevocably elect to have the withholding tax obligation, or any


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additional tax obligation with respect to any awards hereunder, satisfied by (i)
having the Company withhold shares of Stock from the shares otherwise issuable to the Participant with respect to the award or (ii) delivering to the Company shares of Stock. Without limiting the generality of the foregoing: (i) the Committee may require, as a condition of accepting any such delivery of shares of Stock, that the Participant furnish to the Company an opinion of counsel to the effect that such delivery would not result in the Participant incurring any liability under Section 16(b) of the Securities Exchange Act of 1934; and (ii) the Committee may permit any such delivery to be made by withholding shares of Stock from the shares otherwise issuable pursuant to the exercise of the award(s) giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date the award(s) was exercised).
         SECTION 7. PLAN AMENDMENTS AND TERMINATION. The Board may suspend or terminate the plan at any time and may amend it at any time and from time to time, in whole or in part. No suspension, termination or amendment of the Plan shall adversely affect any award previously granted without the written consent of the Participants affected thereby. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 or other tax or regulatory requirements.
         SECTION 8.  MISCELLANEOUS.
         8.1 Listing, Registration and Legal Compliance.  If the
Committee shall at any time determine that any Consent (as

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hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment is cash, Stock or both, and (ii) the Committee shall determine that a Consent is necessary or desirable as condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid. The term "Consent" as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representation by the recipient of an award with respect to the disposition of Stock or with respect to any other matter; which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or


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qualification or to obtain an exemption from the requirement that any such listing, qualification or registration may be made.
         8.2 Right of Discharge Reserved. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any of its Affiliates or affect any right that the Company, such Affiliate or any Participant may have to terminate the employment or service of such Participant.
         8.3 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations as to (i) the persons to receive awards under the Plan, (ii) the amounts, duration and other terms and provisions of awards under the Plan and (iii) interpretations of the Plan.
         8.4 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. Any awards and payments made under this Plan shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other


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benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the Participant, on the other hand, except as such plan or agreement may otherwise expressly provide.
         SECTION 9. EXCULPATION OF COMPANY, ETC. So long as the Company acts in good faith on the basis of its knowledge of the facts, the "Exculpated Persons" (as defined herein) shall incur no liability to any person because of any failure to pay to the proper persons any of the amounts payable hereunder. For purposes of this Plan, the term "Exculpated Persons" shall mean the Company, the Board, the Committee, the Affiliates, Integon Partners L.P., Integon Partners II L.P., their respective subsidiaries and any person that is, directly or indirectly, controlling, controlled by or under common control with, any of the foregoing persons, their respective directors, officers, partners, employees, agents and counsel. The Exculpated Persons shall be under no obligation to investigate the facts or to inquire as to the persons who are entitled to receive any amounts payable hereunder. Should any of the Exculpated Persons undertake any such investigation or inquiry, the Exculpated Persons shall not be liable for any failure to carry out such investigation or inquiry diligently or thoroughly. No Exculpated Person shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, and the Company shall indemnify and hold harmless all Exculpated Persons from all loss and expense


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(including reasonable attorneys' fees) arising from the assertion or judicial determination of any such liability. Each Participant accepting an award pursuant to the Plan shall thereby agree and acknowledge that (a) each such award shall be subject to all of the terms and provisions of the Plan and (b) all financial information concerning the Company and any of the subsidiaries, including auditor's reports, are confidential and are not (by virtue of the Plan or otherwise) made available to its employees generally or Participants in particular except, in the case of Participants, to the extent they may be available to shareholders under applicable state law.
         SECTION 10. GOVERNING LAW. The Plan is deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.
         SECTION 11. NOTICES. All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, and (b) to a Participant, at the Participant's principal residential address last furnished to the Company. Notices sent to the Company shall be sent to Integon Corporation, 500 West Fifth Street, P.O. Box 3199, Winston-Salem, North Carolina 27152-0206,
Attn.: Chairman, with a copy to the attention of the Secretary of the Company at the same address.


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Either party may, by notice, change the address to which notice to such party is to be given.
         SECTION 12. SECTION HEADINGS. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.
         SECTION 13. EFFECTIVE DATE. The Plan shall become effective upon February 13, 1992, subject to approval by the Company's stockholders.
         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the Company has caused this instrument to be executed as of the date set forth above.
                                            INTEGON CORPORATION

                                             /s/ JAMES T. LAMBIE
                                            ------------------------------------
                                            James T. Lambie


Acknowledged
and Accepted:


------------------------
Participant



Date: __________________


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           AMENDMENT TO THE INTEGON CORPORATION 1992 STOCK OPTION PLAN


Integon Corporation (the "Company"), having heretofore adopted the Integon Corporation 1992 Stock Option Plan, hereby amends the plan as follows:

Section 3.2(b) is hereby amended to insert the following clause at the end of such section: " . . . provided, however, that no participant shall be entitled to receive an initial grant award of more than 200,000 shares of stock and annual awards thereafter of more than 50,000 shares of stock.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 6th day of November, 1995, subject to the approval of its stockholders at the 1996 annual meeting.

                                            INTEGON CORPORATION


                                            /s/ James T. Lambie
                                            James T. Lambie
                                            President

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                                       AMENDMENT NO. 2 TO THE
                                        INTEGON CORPORATION
                                       1992 STOCK OPTION PLAN

1. Purpose

     The purpose of this Amendment No. 2 (this "Amendment") to the Integon Corporation 1992 Stock Option Plan, as amended (the "Plan"), is to provide that Stock Options granted under the Plan may be transferable to the extent permitted by the Committee. Terms not otherwise defined herein shall have the meanings given them in the Plan.

2. Effective Date

     The effective date of this Amendment shall be January 22, 1997.

3.  Transferability of Options

     The Plan is hereby amended by deleting Section 5.3(g) thereof and replacing it with the following:

     (g) Transferability.  The Committee may award to a Participant
     Stock Options that are transferable by such Participant and subsequent transferees. The scope and limitations of the transferability of Stock Options shall be set forth in the written agreement evidencing the Stock Options. In the absence of any express provision in such written agreement with respect to the transferability of such Stock Options, such Stock Options shall not be transferable by a Participant other than by will or the laws of descent and distribution.

4.  Conforming and Other Changes

     Section 5.3(h) of the Plan is hereby amended to permit the exercise of any Stock Option properly transferred (pursuant to the Plan and the written agreement evidencing such Stock Option) by the holder thereof to the same extent that such Stock Option could have been exercised by the Participant (or the Participant's legal representative or designated beneficiary, in the case of the Participant's death) had such Stock Option not been transferred. In addition, the first sentence of Section 5.3(h) of the Plan is amended and restated as follows: "Stock Options which remain outstanding on the date of a Participant's termination of employment or service with the Company and all Affiliates shall cease to be exercisable and shall terminate on the date of such Participant's termination, except as otherwise provided in this Section 5.3(h) or in the written agreement evidencing such Stock Options."